Exhibit 99.1

Investor Contact	Media Contact
Bill Walljasper Senior VP & Chief Financial Officer 515-965-6505	Sard Verbinnen & Co Paul Caminiti/Andrew Cole/Brooke Gordon 212-687-8080

Mark Harnett/Charlie Koons Mackenzie Partners 212-929-5500

CASEY’S BOARD OF DIRECTORS RECOMMENDS REJECTION OF COUCHE-TARD’S TENDER OFFER

Unsolicited Offer Substantially Undervalues Casey’s and Attempts to Transfer Significant Value
to Couche-Tard that Rightly Belongs to Casey’s Shareholders

Casey’s Is Well-Positioned for Continued Growth and to Create Far Greater Value for Shareholders

Files 14D-9 with SEC Detailing Reasons for Board’s Recommendation

ANKENY, IOWA – June 8, 2010 – Casey's General Stores, Inc. (“Casey's”) (NASDAQ: CASY) today announced that its Board of Directors voted to recommend that Casey’s shareholders reject Alimentation Couche-Tard Inc.’s (“Couche-Tard”) (TSX: ATD.A, ATD.B) $36.00 per common share cash tender offer (the “Offer”), as it substantially undervalues Casey’s and is not in the best interests of  Casey’s, its shareholders and other constituencies. The Company filed today a Schedule 14D-9 with the Securities and Exchange Commission (“SEC”) detailing the reasons for its rejection of Couche-Tard’s offer.

Robert J. Myers, President and Chief Executive Officer of Casey’s, said, “Our Board’s position is clear – shareholders should reject Couche-Tard’s offer and not tender their shares. We believe this is a self-serving and transparent attempt by Couche-Tard to take significant value that rightly belongs to Casey’s shareholders.  We believe our shareholders will reap far greater value from our industry leading performance, significant growth opportunities, successful execution of our strategic initiatives, strong balance sheet and real estate position, and the benefits of our highly differentiated business model and well-regarded self-distribution system.”

Commenting on Couche-Tard’s formal notice of its intention to nominate nine individuals for election to Casey’s Board of Directors at the Company’s 2010 Annual Meeting, Myers said, “This is clearly an attempt by Couche-Tard to gain control of Casey’s and force through its inadequate proposal to acquire the Company.”

In consultation with its legal and financial advisors and senior management of the Company, the Board thoroughly considered numerous factors regarding the Offer, including that:

Casey’s can create far greater value for shareholders than reflected in the Offer price.
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The Company’s inside same-store sales growth has been positive for 25 consecutive quarters, averaging 5.9% for the five fiscal years ended April 30, 2010, versus the convenience store peer average of 3.8% for the comparable fiscal period. This outstanding performance has been driven by the strength of Casey’s proprietary prepared food program, which has achieved a 8.3% same-store sales growth average over the same five fiscal year period.

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Casey’s is widely recognized as a best-in-class retailer, supported by its industry-leading inside-sales margins, double-digit annual EPS growth over the five fiscal years ended April 30, 2009, and track record of returning value to shareholders through a dividend which has increased at a compounded annual growth rate of 18.2% over the last five calendar years.  These factors have fueled the consistent outperformance of the Company’s stock price as compared to its peer group and the broader market – in the three year period prior to the public announcement of the Couche-Tard offer, Casey’s stock increased 24% while the convenience store peer group experienced an average decrease of 46% and the S&P 500 decreased 18%.

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Casey’s is continuing to seize significant growth opportunities, including the expansion of its business and geographic footprint through strategic acquisitions and new store openings, improved store economics from its new store design, store replacement and remodel program, and its proven ability to successfully implement price increases.

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The Company benefits significantly from its highly differentiated business model, which is focused on developing a loyal customer base among predominantly smaller communities, as well as the strength and stability of its high-margin proprietary prepared food program and the efficiencies from its unique and strategically complementary self-distribution system.

Couche-Tard is attempting to transfer to its shareholders the significant value in Casey’s balance sheet and real estate position that rightly belongs to Casey’s shareholders.
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Casey’s strong balance sheet includes more than $150 million in cash and only $182 million in debt, providing  ample leverage capacity and thereby significant flexibility to pursue organic growth opportunities, value creating acquisitions, or other transactions that generate value for shareholders.

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Casey’s owns the land and buildings for 98% of its approximately 1,500 stores, its head office and its distribution center.  This real estate value is currently embedded within Casey’s and is an asset that belongs to the Casey’s shareholders that should not be handed over to Couche-Tard.

The Offer represents a low control premium and low EBITDA multiple, and Couche-Tard has been intentionally selective in the precedents it cites in its comparisons.
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The 14% premium of the Offer to Casey’s stock price on April 8, 2010, the day prior to the announcement of the Couche-Tard proposal, is significantly lower than the 32% median premium for all cash acquisitions of U.S. companies in transactions valued between $1 billion and $3 billion in 2009 and 2010 to date (of which the median premium in completed hostile bids was 66%).

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The Offer represents a multiple of 7.0x LTM EBITDA, not 7.4x LTM EBITDA, as Couche-Tard has inaccurately portrayed, which is low compared to historical industry trading multiples.  The five year average LTM EBITDA trading multiple for the convenience store sector is 7.7x, which does not give effect to any control premium.

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In its analysis of precedent transactions, Couche-Tard excluded certain higher multiple transactions (including the acquisition of 7-Eleven by IYG Holding in 2005 and Couche-Tard’s own acquisition of Silcorp Limited in 1999).

The Offer does not fully compensate Casey’s shareholders for the potential synergy value of a combination.
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It has been publicly recognized by Couche-Tard’s management that there are “expanded opportunities and resources” available in a combination with Casey’s, which Casey’s Board believes would significantly expand Couche-Tard’s presence in the Midwest and enable Couche-Tard to realize purchasing synergies and administrative cost savings.

●	These opportunities are clearly not represented in the Offer, given it represents a discount to historical standalone trading multiples for the convenience store sector.

Couche-Tard’s offer is highly conditioned and raises the question of whether the Offer will ever close.
●	The Offer is expressly conditioned on multiple factors including:
○
Couche-Tard having available financings that are sufficient to consummate the Offer, to refinance all debt of Casey’s and Couche-Tard that may be required to be refinanced as a result of the Offer and to pay all related fees and expenses;

○
The DJIA, S&P 500, or NASDAQ-100 not declining in excess of 15% from the close of business on June 1, 2010. Given the extraordinary ongoing volatility in equity markets, such an event could unfold and Couche-Tard would not be obligated to consummate the Offer;

○
Casey’s not taking certain actions that are within the normal course of business operations, including not granting any options or equity compensation and not declaring any dividends, including its regular quarterly dividend.

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After two months, Couche-Tard still has not secured committed financing and will be forced to drum up the majority of the financing necessary (approximately $1.3 billion) to complete its Offer during a time of extreme volatility.  Couche-Tard has itself acknowledged in its Offer to Purchase the risk associated with this, particularly in light of the current economic conditions in the U.S. and Canada.

Couche-Tard is using questionable tactics in an attempt to facilitate its offer.
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Prior to April 9, 2010 (the date that Couche-Tard made public its offer to acquire Casey’s), Couche-Tard had accumulated a stake of 1,975,362 Casey’s shares through a third party brokerage account, which represented approximately 3.9% of the issued shares of the Company.

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Shortly after Couche-Tard made public its offer of $36 per share on April 9, it sold almost all of its shares at a price of $38.43 per share, thereby profiting on the market’s reaction to the public announcement of its own offer.

●	The 1,975,000 shares sold by Couche-Tard on April 9, 2010 represented 12.7% of the trading volume in Casey’s stock on that day. Couche-Tard currently owns only 362 Casey’s shares.
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Couche-Tard has repeatedly stated that it is committed to buying Casey’s.  However, Couche-Tard’s decision to sell a significant ownership stake which would have been helpful to them in a proxy contest raises serious questions about their level of commitment to completing a transaction.

The timing of the Offer is highly opportunistic and takes advantage of extraordinary equity market volatility.
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Couche-Tard’s initial proposal was made during a temporary valuation dislocation for Casey’s due to the impact of the recession and severe weather within Casey’s operating territory, and Couche-Tard has made clear its intentions to acquire U.S. companies on the cheap before the economic recovery restores stock prices to their full value.

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Casey’s is well-positioned to excel as the economy recovers due to its successful navigation of the downturn, strong balance sheet, growth opportunities, strong operations, ongoing strategic initiatives and loyal customer base.

Consummation of the Offer would have an adverse impact on Casey’s other constituencies, including employees, suppliers, creditors, customers and the communities in which Casey’s operates.
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The Board believes that the differences in the manner in which Couche-Tard and Casey’s are operated and managed, Couche-Tard’s integration of prior acquisitions and Couche-Tard’s stated intention to incur additional indebtedness to finance the Offer would negatively impact Casey’s other constituencies.

The full text of Casey’s’ 14-D9 filing is available in the Investor Relations section of Casey’s website at http://www.caseys.com and on the SEC website at http://www.sec.gov/.

Goldman, Sachs & Co. is acting as financial advisor to Casey’s, and Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice.  Questions and requests for assistance regarding the tender offer may be directed to Casey’s Information Agent, Mackenzie Partners, Inc., toll-free at (800) 322-2885.

Important Information

This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the tender offer commenced by Alimentation Couche-Tard, Inc. (“Couche-Tard”) referred to in this communication, Casey's General Stores, Inc. ("Casey's") has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the "SEC"). Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey's files with the SEC at the SEC's website at www.sec.gov and Casey's website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey's with the SEC may be obtained from Casey's free of charge by directing a request to Casey's General Stores, Inc., Attn: Investor Relations, Casey's General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey's will file with the SEC and mail to its shareholders a proxy statement in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the proxy statement relating to the 2010 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders will be able to obtain a free copy of the proxy statement and other documents (when available) that Casey's files with the SEC at the SEC's website at www.sec.gov and Casey's website at www.caseys.com. In addition, the proxy statement and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey's free of charge by directing a request to Casey's General Stores, Inc., Attn: Investor Relations, Casey's General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants

Casey's, its directors and executive officers may be deemed to be participants in the solicitation of Casey's security holders in connection with its 2010 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey's Annual Report on Form 10-K for the year ended April 30, 2009, which was filed with the SEC on June 29, 2009, and its proxy statement for the 2009 Annual Meeting of Shareholders, which was filed with the SEC on August 10, 2009. To the extent holdings of Casey's securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2010 Annual Meeting of Shareholders when it is filed by Casey's with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements

This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers and the other risks and uncertainties included from time to time in our filings with the SEC.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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